CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is dated 9 March 2026 (the “Agreement Date”) entered into by and between Trust Stamp Malta Limited, a company incorporated in Malta with registered address Tagliaferro Business Centre Gaiety Lane C/W High Street, Sliema, SLM 1551, Malta (“Trust Stamp”) and the CyberFish CyberPsychology Solutions Ltd, a company incorporated in England and Wales with registered address 2nd Floor 6 Oxford Street, Bolton, England, BL1 1RF (“CyberFish”).

(Trust Stamp and CyberFish are collectively referred to as the “Parties” and individually as a “Party”)

1.APPOINTMENT OF KEY PERSONNEL AND SCOPE OF SERVICES

1.1.CyberFish shall provide consulting services in connection with market development in the United Kingdom (“UK”), including but not limited to supporting market entry and expansion strategies, business development activities, partnership identification and engagement, commercial advisory, and such other related consulting services as may be agreed between the Parties from time to time (the “Services”).

1.2.CyberFish designate Ms. Berta Pappenheim (“Key Personnel”) to perform the Services on behalf of CyberFish.
1.3.CyberFish shall ensure that the Key Personnel, or another suitably qualified replacement approved by Trust Stamp, acting reasonably, performs the Services with due care, skill and diligence in relation to market development activities.
2.TIME COMMITMENT

2.1.CyberFish shall ensure that the Services are performed for an average of three (3) days per week, calculated over any rolling period of six (6) consecutive weeks.
2.2.The scheduling of such days shall be agreed in good faith between the Parties, taking into account Trust Stamp’s reasonable business needs.
3.STATUS OF THE PARTIES

3.1.CyberFish is an independent contractor and nothing in this Agreement shall render CyberFish, or any of its personnel including the Key Personnel, an employee, worker, agent, or partner of Trust Stamp.
3.2.The Key Personnel shall act solely as a representative of CyberFish and shall have no contractual relationship with Trust Stamp under this Agreement.

3.3.CyberFish shall be solely responsible for all compensation, taxes, insurance, and statutory obligations relating to its personnel.

4.RIGHTS AND OBLIGATIONS OF THE KEY PERSONNEL

4.1.CyberFish shall make available to Trust Stamp, the Key Personnel, its qualified employee to provide technical advisory and consulting services in relation to UK market development.

4.2.The Key Personnel shall remain an employee of CyberFish at all times. Nothing in this Agreement shall be deemed to create an employment relationship between Trust Stamp and the Key Personnel.
4.3.Under no circumstances shall Trust Stamp be held liable for any claims by third parties arising from CyberFish’s own or its Key Personnel’s own negligent acts or omissions in the course of performing this Agreement.
4.4.CyberFish shall remain fully responsible and liable for the acts and omissions of the Key Personnel in the performance of the Services. Any such acts or omissions shall be deemed those of CyberFish.
4.5.CyberFish shall take all steps necessary to ensure that the Key Personnel complies with all applicable obligations set forth in this Agreement. CyberFish shall ensure that the Key Personnel executes any internal undertakings or acknowledgements necessary to bind them to obligations equivalent to those set forth in this Agreement.

5.FEES AND PAYMENT

5.1.In consideration for the Services, Trust Stamp shall pay CyberFish fees in the amount of sixty-five thousand British pounds sterling (£65,000) per annum (the “Fees”), payable in twelve (12) equal monthly instalments against invoices issued by CyberFish.

5.2.CyberFish shall invoice Trust Stamp in accordance with this Section, and Trust Stamp shall pay undisputed invoices within thirty (30) days of receipt. For the avoidance of doubt, Trust Stamp shall have no payment obligations to the Key Personnel.

6.TERM AND TERMINATION

6.1.This Agreement shall commence on the Effective Date and continue until terminated by either Party upon thirty (30) day prior written notice.

6.2.Either Party may terminate this Agreement upon providing one (1) month’s prior written notice. Notwithstanding the foregoing, Trust Stamp shall be entitled to terminate this Agreement with immediate effect upon the occurrence of any of the following events:
a.any material breach of this Agreement by the Key Personnel or CyberFish;
b.any breach of the confidentiality obligations set out herein;
c.the emergence of any legal, regulatory, or compliance impediment relating to the Key Personnel or CyberFish that, in Trust Stamp’s reasonable opinion, adversely affects the performance or continuation of the Services; or
d.any misconduct and/or gross negligence by the Key Personnel and/or CyberFish
7.TAXATION

7.1.No statement of earnings will be issued by Trust Stamp to CyberFish. CyberFish is responsible for any taxes levied on the monies received under this contract.

8.CONFIDENTIALITY

8.1.All title, copyright, and any and all other proprietary rights of any nature whatsoever in and to any work product, materials, developments, inventions, discoveries, data, documentation, or other intellectual property created, developed, conceived, authored, or otherwise produced pursuant to or in connection with this Agreement (collectively, “Intellectual Property”) shall vest exclusively in Trust Stamp. CyberFish hereby acknowledges and agrees that any Intellectual Property created or contributed to by CyberFish and/or by its Key Personnel in the course of performing the Services is the sole and exclusive property of Trust Stamp. CyberFish expressly disclaims, on its own behalf and on behalf of the Key Personnel, any ownership interest in or rights to such Intellectual Property. To the extent that, notwithstanding the foregoing, the Key Personnel or CyberFish is determined by a court of competent jurisdiction to possess any right, title, or interest in any such Intellectual Property, CyberFish (on its own behalf and on behalf of the Key Personnel) hereby assigns such right, title, or interest to Trust Stamp without restriction. CyberFish further covenants that it shall ensure that the Key Personnel holds any such residual rights in trust solely for the benefit of Trust Stamp and executes, delivers, and does all such acts, deeds, assignments, and other instruments as Trust Stamp may reasonably require from time to time in order to give full effect to Trust Stamp’s exclusive ownership of the Intellectual Property.

9.UNPUBLISHED INFORMATION
9.1.CyberFish shall ensure that neither CyberFish nor the Key Personnel communicates, discloses, or otherwise makes available to any person, government body, or other external entity any non-public or unpublished information disclosed to the Key Personnel or CyberFish in connection with this Agreement, except as required for the performance of the Services under this Agreement or with Trust Stamp’s prior written authorisation. The obligations set forth in this Section shall survive the expiration or termination of this Agreement.

9.2.The Key Personnel shall not advertise or publicise his or her association with Trust Stamp under this Agreement, nor shall the name or any logo of Trust Stamp be used for business or professional purposes or otherwise without the prior written approval of Trust Stamp. This provision shall survive the expiration or termination of this Agreement.
10.LIABILITY

10.1.CyberFish shall remain fully responsible and liable for all acts and omissions of its personnel performing the Services.
11.ASSIGNMENT AND SUBSTITUTION

11.1.CyberFish may not assign this Agreement without Trust Stamp’s prior written consent, not to be unreasonably withheld.

11.2.CyberFish may replace Ms. Pappenheim with another suitably qualified consultant subject to Trust Stamp’s prior written approval, not to be unreasonably withheld or delayed.

12.GENERAL

12.1.This Agreement constitutes the entire agreement between the Parties and may be executed in counterparts, each of which shall be deemed an original, and may be signed electronically, with electronic signatures having the same legal effect as original signatures.

12.2.This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales without giving effect to principles of conflicts of laws. If any dispute, controversy, or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity, or termination (a “Dispute”), the parties shall first attempt in good faith to resolve the Dispute through negotiations. If the Dispute is not resolved within fourteen (14) days of written notice of the Dispute, the parties shall attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure. Unless otherwise agreed between the parties, the mediator shall be nominated by CEDR. If the Dispute is not resolved by mediation within thirty (30) days of the appointment of the mediator, or such longer period as the parties may agree in writing, the Dispute shall be finally settled by arbitration under the rules of THE ARBITRATION COURT OF THE ASSOCIATION OF EUROPEAN ATTORNEYS by a sole arbitrator.

12.3.This Agreement may be amended or modified only by a written instrument signed by both Parties to this Agreement. Any amendments or modifications to this Agreement shall be binding upon the Parties and shall form an integral part of this Agreement.

Signed by Trust Stamp: Signed by CyberFish:

/s/ Andrew Scott Francis                     /s/ Berta Pappenheim
Andrew Scott Francis CyberFish

CEO | Trust Stamp Malta Limited